Exhibit 1.1

RUNWAY GROWTH FINANCE CORP.

(a Maryland corporation)

AND

OCM GROWTH HOLDINGS, LLC

(as Selling Stockholder)

3,750,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: May 9, 2024

RUNWAY GROWTH FINANCE CORP.

(a Maryland corporation)

AND

OCM GROWTH HOLDINGS, LLC

(as Selling Stockholder)

3,750,000 Shares of Common Stock

UNDERWRITING AGREEMENT

May 9, 2024

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

as Representatives of the

several Underwriters named

in Schedule A hereto

Ladies and Gentlemen:

Runway Growth Finance Corp., a Maryland corporation (the “Company”), and OCM Growth Holdings, LLC (the “Selling Stockholder”) confirms their respective agreement with Wells Fargo Securities, LLC (“Wells Fargo”), Morgan Stanley & Co. LLC (“Morgan Stanley”), BofA Securities, Inc. (“BofA”), UBS Securities LLC (“UBS”) and each of the underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Wells Fargo, Morgan Stanley, BofA and UBS are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Stockholder and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Selling Stockholder to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 562,500 additional shares of Common Stock. The aforesaid 3,750,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 562,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Securities are referred to herein as the “Stock.”

The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (No. 333-274351), including the related base prospectus dated October 31, 2023 (the “Base Prospectus”), covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Act”), including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the information included or incorporated by reference in the Base Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430B of the rules and regulations of the Commission under the Act (the “Act Regulations”) (the “Rule 430B Information”), and the information (if any) deemed to be part of, or incorporated by reference into, the registration statement at the time of effectiveness pursuant to paragraph (b) of Rule 424 (“Rule 424(b)”) of the Act Regulations, is herein called the “Registration Statement.” The Company has also prepared and filed with the Commission a preliminary prospectus supplement dated May 9, 2024 (the “Preliminary Prospectus Supplement,” and, together with the Base Prospectus, the “Preliminary Prospectus”). The Company will prepare and file a final prospectus with the Commission pursuant to Rule 424(b) of the Act Regulations after the execution and delivery of this Agreement that supplements the Base Prospectus with respect to the offer and sale of the Shares (the “Final Prospectus Supplement”). The Final Prospectus Supplement and the Base Prospectus are herein called, collectively, the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus and that Prospectus shall be deemed to refer to and include all financial statements and other information incorporated or deemed to be incorporated therein by reference pursuant to the rules of the Commission promulgated under the Act as of any specified date.

Any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the offering of the Securities contemplated by this Agreement is hereinafter called an “Issuer Free Writing Prospectus.” Any press releases or similar written materials meeting the definition of an “advertisement” as set forth in Rule 482 under the Act, the use of which has been consented to by each of the Representatives, is herein called “Rule 482 Material.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-01180) (the “Notification of Election”) was filed with the Commission on December 15, 2016 under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations and any applicable guidance and/or interpretation of the Commission or its staff thereunder (the “1940 Act Regulations”).

The Company has entered into the Second Amended and Restated Investment Advisory Agreement, effective as of May 27, 2021 (the “Investment Management Agreement”), with Runway Growth Capital LLC (the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). The Company has also entered into the Amended and Restated Administration Agreement, effective as of June 28, 2021 (the “Administration Agreement”), with the Runway Administrator Services LLC (the “Administrator”), a Delaware limited liability company.

As used in this Agreement:

“Applicable Time” means 6:45 P.M., New York City time, on May 9, 2024 or such other time as agreed by the Company and the Representatives.

“Free Writing Prospectus” means any written communication as defined in Rule 405 under the Act that constitutes an offer to sell or a solicitation of an offer to buy the securities relating to a registered offering that is used after the registration statement in respect of the offering is filed.

“General Disclosure Package” means (i) the Preliminary Prospectus, (ii) any Issuer Free Writing Prospectuses, and (iii) the information included on Schedule B hereto.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company is eligible to use Form N-2. Each of the Registration Statement and any amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus (including the Preliminary Prospectus) or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Act against the Company or related to the offering of Securities have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and will comply in all material respects with the requirements of the Act, the Act Regulations, the 1940 Act and the 1940 Act Regulations. The Preliminary Prospectus, the Rule 482 Material, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act, the Act Regulations, the 1940 Act and the 1940 Act Regulations. The Preliminary Prospectus, the Rule 482 Material that is required to be filed with the Commission pursuant to Rule 482 of the Act and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; Rule 482 Material, as of its issue date and at all subsequent times through the completion of this offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus that has not been superseded or modified.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. As of the Applicable Time, none of the General Disclosure Package, any individual Free Writing Prospectus, nor the Rule 482 Material, when considered together with the General Disclosure Package, nor any investor presentation or “road show” presentation undertake in connection with the marketing of the Securities, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of their respective date(s), at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first and second sentences of the eighth paragraph under the heading “Underwriting,” the information in the first and second sentences of the twelfth paragraph under the heading “Underwriting,” and the information in the first sentence of the thirteenth paragraph under the heading “Underwriting,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

The representations and warranties in this subsection shall also not apply to statements or omissions in the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus that were made in reliance upon and in conformity with the Selling Stockholder Information (as defined below).

(iii) Issuer Free Writing Prospectus. Neither the Company nor any person acting on its behalf has used or referred to or will use or refer to any Free Writing Prospectus in connection with the offering contemplated by this Agreement and, without limitation to the foregoing, the Company has not made and will not make any offer relating to the Securities that constituted or would constitute an Issuer Free Writing Prospectus or a Free Writing Prospectus, whether or not required to be filed with the Commission.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Selling Stockholder or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Rule 482 Material. The Company has not distributed or approved for distribution any Rule 482 Material other than such Rule 482 Material listed on Exhibit C-2 hereto.

(vi) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Preliminary Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) Testing-the-Waters Communications. The Company (i) has not engaged in any Testing-the Waters Communications, (ii) has not distributed any Written Testing-the-Water Communications, and (iii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications;

(viii) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(ix) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Act, the Act Regulations, the Exchange Act and the Public Accounting Oversight Board (“PCAOB”).

(x) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the results of their operations and the changes in the cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial information and other data included in the Registration Statement, the General Disclosure Package and the Prospectus have been derived from the accounting records and other books and records of the Company and present fairly in all material respects the information shown therein. No historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act or the Act Regulations.

(xi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Investment Management Agreement and the Administration Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xiii) No Subsidiaries of the Company; Portfolio Companies. The Company does not own any subsidiaries that are consolidated with the Company for financial reporting purposes under GAAP as of the date hereof. Except for any investments made in the ordinary course of business since the most recent quarter end, the Company does not own, directly or indirectly, any investments or shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations or other entities described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively the “Portfolio Companies”) as of the date hereof. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies or any corporation or other entity in which it invested since the most recent quarter end.

(xiv) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xv) Authorization of Agreements. This Agreement, the Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company.

(xvi) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the purchase price set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xvii) Registration Rights. No person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(xviii) Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter, bylaws or similar organizational document, each as amended or supplemented as of the date of this Agreement, the Closing Time and any Date of Delivery, as applicable, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Investment Management Agreement, the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the charter, bylaws or similar organizational document of the Company or (b) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of (b) above, for any violation that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xix) Employees. As of the date hereof, the Company does not have, and as of the Closing Time the Company will not have, any employees.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding or, to the knowledge of the Company, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets of the Company, or the consummation of the transactions contemplated in this Agreement, the Investment Management Agreement or the Administration Agreement or the performance by the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxi) Exchange Act Compliance. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and has timely filed all reports required to be filed pursuant to Sections 13(a) and 15(d) of the Exchange Act during the preceding twelve (12) months.

(xxii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

(xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Investment Management Agreement, except (A) such as have been already obtained or as may be required under the Act, the Act Regulations, the 1940 Act, the 1940 Act Regulations, the rules of the Nasdaq Global Select Market (the “Nasdaq”), state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(xxiv) Listing Compliance. The Company is in compliance in all material respects with the requirements of the Nasdaq for continued listing of the Common Stock thereon; the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing; the transactions contemplated by this Agreement will not contravene the rules or regulations of the Nasdaq;

(xxv) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by the Company, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxvi) Title to Property. The Company does not own any real property; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the foregoing leases or subleases, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease that, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxvii) Possession of Intellectual Property. Except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company, and the Company has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxviii) Accounting Controls. The Company maintains a system of internal control over financial reporting (as defined under Rule 13a-15(f) and 15d-15(f) under the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to the Company’s consolidated assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (it being understood that the Company is not as of the date hereof required to comply with the auditor attestation requirements under Section 404 of the Sarbanes Oxley Act of 2002).

(xxix) Payment of Taxes. All United States federal income tax returns of the Company required by law to have been filed by the Company (taking into account any applicable extensions) have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, or insofar as the failure to do so would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2022 have been filed and no assessment in connection therewith has been made against the Company. The Company has filed all other tax returns that are required to have been filed by the Company (taking into account any applicable extensions) pursuant to applicable foreign, state, local or other law and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, insofar as the failure to pay such taxes or file such returns would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any current assessments or re-assessments for additional income tax for any fiscal year not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxx) Insurance. The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is prudent, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxxi) Investment Company Act. The Company is not required to register as a “management investment company” under the 1940 Act.

(xxxii) Stabilization and Manipulation. The Company has not taken, nor will take, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected, to cause or result in, or that constitutes, any stabilization or manipulation of the price of the Securities, other than activity permitted pursuant to Rule 10b-18 under the Exchange Act.

(xxxiii) No Unlawful Payments. The Company or any director, officer or employee of the Company or, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company has not (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or any person in violation of any applicable anti-corruption laws; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has conducted its business in compliance with applicable anti-corruption laws and has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representations and warranties contained herein.

(xxxiv) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (“USA Patriot Act”), the Bank Secrecy Act of 1970, the Money Laundering Control Act of 1986 and the Anti-Money Laundering Act of 2020, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxv) No Conflicts with Sanctions Laws. None of the Company or any of its directors, officers, employees, agent, affiliate or other person associated with or acting on behalf of the Company, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its directors, officers, or employees, agent, affiliate or other person associated with or acting on behalf of the Company, an individual or entity that is, or is owned or controlled by one or more individuals or entities that are located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and the Crimea Region of Ukraine, Cuba, Iran, North Korea, Russia and Syria (each, a “Sanctioned Country”). For the past five years, the Company has not engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxvi) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(xxxvii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxviii) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(xxxix) Notification of Election. When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xl) Investment Management and Administration Agreements. (A) The terms of the Investment Management Agreement and Administration Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Regulations and the Advisers Act and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Management Agreement and Administration Agreement have been made in accordance with the requirements of Sections 15(a) and (c) of the 1940 Act and the 1940 Act Regulations applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(xli) Interested Persons. Except as disclosed in the Registration Statement and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters.

(xlii) Business Development Company. (A) The Company has duly elected to be regulated by the Commission under the 1940 Act as a business development company, such election is effective and all required action has been taken by the Company under the Act and the 1940 Act to make the public offering and consummate the sale of the Securities as provided in this Agreement; (B) the provisions of the charter and bylaws of the Company, and the investment objectives, policies and restrictions described in the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the 1940 Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act and the 1940 Act Regulations applicable to business development companies.

(xliii) No Extension of Credit. The Company has not, directly or indirectly, extended credit, agreed to extend credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(xliv) Regulated Investment Company. The Company has elected to be treated, and has operated, and intends to continue to operate, its business in such a manner as to enable the Company to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

(xlv) Cybersecurity; Data Protection. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the Company’s businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(b) Representations and Warranties by the Adviser. The Adviser represents to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the Adviser, whether or not arising in the ordinary course of business, or on the ability of the Adviser to carry out its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement (collectively, an “Adviser Material Adverse Effect”).

(ii) Good Standing. The Adviser has been duly organized and is validly existing as a limited liability company, in good standing under the laws of its state of organization and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has limited liability company power and authority to enter into and perform its obligations under the Investment Management Agreement; and the Adviser is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect.

(iii) Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Management Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(iv) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding or, to the knowledge of the Adviser, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or any of its properties, assets or operations now pending or, to the knowledge of the Adviser, threatened, against or affecting the Adviser, which is required to be disclosed in the Registration Statement (other than disclosed therein) or which would reasonably be expected to result in an Adviser Material Adverse Effect, or which would reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement, the Investment Management Agreement or the Administration Agreement or the performance by the Adviser of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect.

(v) Absence of Violations, Defaults and Conflicts. The Adviser is not (A) in violation of its limited liability company agreement, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser is a party or by which it may be bound or to which any of its properties or assets is subject (collectively, the “Adviser Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or any of its properties, assets or operations, except for such violations that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect. The execution, delivery and performance of this Agreement, the Investment Management Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Adviser with its obligations hereunder and under the Investment Management Agreement and Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser or pursuant to, the Adviser Agreements and Instruments (except for such conflicts, breaches, defaults, events or conditions giving the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Adviser, or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the limited liability company agreement of the Adviser, or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or any of its properties, assets or operations except, in the case of (b) above, for any violations that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.

(vi) Authorization of Agreements. This Agreement, the Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser. This Agreement and the Investment Management Agreement are valid and binding obligations of the Adviser, enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Investment Management Agreement, except (A) such as have been already obtained or as may be required under the Act, the Act Regulations, the 1940 Act, the 1940 Act Regulations, the rules of the Nasdaq, state securities laws or the rules of FINRA and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.

(viii) Description of Adviser. The description of the Adviser contained in the Registration Statement, the General Disclosure Package and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix) Possession of Licenses and Permits. The Adviser and its subsidiaries each possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect. The Adviser and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect. The Adviser and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect.

(x) Stabilization and Manipulation. The Adviser has not taken, nor will take, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of the Securities, other than activity permitted pursuant to Rule 10b-18 under the Exchange Act.

(xi) No Unlawful Payments. Neither the Adviser nor any of its subsidiaries nor any director, officer or employee of the Adviser or any of its subsidiaries nor, to the knowledge of the Adviser, any agent, affiliate or other person associated with or acting on behalf of the Adviser or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or any person in violation of any applicable anti-corruption laws; (iii) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Adviser and its subsidiaries have conducted their business in compliance with applicable anti-corruption laws and have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representations and warranties contained herein.

(xii) Compliance with Anti-Money Laundering Laws. The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws; and no action, suit or proceeding by or before any Governmental Entity or other authority, body or agency having jurisdiction over the Adviser or its subsidiaries or any of their properties, assets or operations involving the Adviser or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

(xiii) No Conflicts with Sanctions Laws. Neither the Adviser nor any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Adviser or any of its subsidiaries is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are currently the subject or the target of any Sanctions, nor is the Adviser or any its subsidiaries located, organized or resident in a Sanctioned Country. For the past five years, the Adviser has not engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xiv) Key Employees. The Adviser is not aware that (i) any of the executive officers, key employees or significant group of employees that provide services to the Company pursuant to the Investment Management Agreement or Administration Agreement plans to terminate employment with the Adviser or (ii) any such executive officer or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Adviser’s present or proposed business activities, except, in each case, as would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.

(xv) No Labor Disputes. No labor disturbance by or dispute with employees of the Adviser or any of its subsidiaries that provide services to the Company pursuant to the Investment Management Agreement or Administration Agreement exists or, to the knowledge of the Adviser, is contemplated or threatened, and the Adviser is not aware of any existing or imminent labor disturbance by, or dispute with, the employees, except in each case as would not reasonably be expected to result in an Adviser Material Adverse Effect.

(xvi) Accounting Controls. The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization; (B) access to the Company’s consolidated assets that are in its possession or control is permitted only in accordance with its management’s general or specific authorization; (C) transactions for which it has bookkeeping and record-keeping responsibility under the Investment Management Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (D) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xvii) Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated by the Registration Statement, the General Disclosure Package, the Prospectus and the Investment Management Agreement.

(c) Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter and the Company as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. At the respective times that the Registration Statement and any amendments to any of the foregoing became effective, at each time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Time (and, if any Option Securities are purchased, at the applicable Date of Delivery), the Registration Statement and any amendments to any of the foregoing did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall only apply to statements or omissions in the Registration Statement, the Prospectus, the General Disclosure Package, or any Free Writing Prospectus, that was made in reliance upon and in conformity with information furnished or confirmed (orally or in writing) by the Selling Stockholder to the Company expressly for use in any Registration Statement, the Prospectus, the General Disclosure Package, or any Free Writing Prospectus (or in any amendment or supplement thereof), such information being limited to (i) the information relating to the Selling Stockholder under the heading “Selling Stockholder,” excluding any percentages set forth therein, (ii) the last clause of the first paragraph under the caption “Runway Growth Finance Corp.” under the section “Prospectus Supplement Summary” and “Prospectus Supplement,” and (iii) the first paragraph (excluding the first sentence) under the caption “Oaktree Strategic Relationship” under the section “Prospectus Summary” (collectively, the “Selling Stockholder Information”).

All information furnished or confirmed (orally or in writing) by or on behalf of the Selling Stockholder for use in the Registration Statement, the Preliminary Prospectus, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing was, is and will be true, complete and correct; and the Selling Stockholder is not prompted to sell the Securities to be sold by the Selling Stockholder under this Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Underwriter Information.

(ii) Rule 482 Material. The Selling Stockholder has not distributed or approved for distribution any Rule 482 Material other than such Rule 482 Material listed on Exhibit C-2 hereto.

(iii) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(iv) Good Standing of the Selling Stockholder. The Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has corporate power and authority to enter into and perform its obligations under this Agreement and the Selling Stockholder is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, to conduct its business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(v) Power and Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Securities to be sold by the Selling Stockholder hereunder have been obtained. The Selling Stockholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder under this Agreement.

(vi) Absence of Violations, Defaults and Conflicts. The Selling Stockholder is not (A) in violation of its charter, bylaws or similar organizational document, each as amended or supplemented as of the date of this Agreement, the Closing Time and any Date of Delivery, as applicable, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Selling Stockholder is a party or by which it may be bound or to which any of the properties or assets of the Selling Stockholder is subject (collectively, “Selling Stockholder Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Selling Stockholder with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Selling Stockholder Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Selling Stockholder pursuant to, the Selling Stockholder Agreements and Instruments (except for such conflicts, breaches, defaults or Selling Stockholder Repayment Events or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the charter, bylaws or similar organizational document of the Selling Stockholder or (b) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of (b) above, for any violation that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. As used herein, a “Selling Stockholder Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Selling Stockholder.

(vii) Lock-up Agreement. The Selling Stockholder has duly authorized, executed and delivered a lock-up agreement in the form of Exhibit B hereto.

(viii) Good and Marketable Title. The Selling Stockholder is the sole legal, record and beneficial owner of the Securities to be sold by the Selling Stockholder under this Agreement and will remain the sole legal, record and beneficial owner of such Securities until the delivery of such Securities to the Underwriters on any Date of Delivery, as the case may be, and such Securities are and, until delivery thereof to the Underwriters on any Date of Delivery, as the case may be, will be free and clear of all Liens other than pursuant to this Agreement; upon payment of the purchase price for the Securities to be sold by the Selling Stockholder as provided in this Agreement and the crediting of such Securities to the security account or accounts of the Underwriters maintained with DTC, each of the Underwriters will become the legal and beneficial owner of the Securities purchased by it from the Selling Stockholder, free and clear of all Liens, and, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8 105 of the Uniform Commercial Code of the State of New York (the “UCC”)) with respect to such Securities, each of the Underwriters will acquire a “security entitlement” (within the meaning of UCC Section 8 102(a)(17)) to the Securities purchased by such Underwriter from the Selling Stockholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against such Underwriter with respect to such Securities.

(ix) Absence of Rights of First Refusal. The Securities to be sold by the Selling Stockholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Securities other than pursuant to this Agreement.

(x) Stabilization and Manipulation. The Selling Stockholder has not taken, nor will take, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected, to cause or result in, or that constitutes, any stabilization or manipulation of the price of the Securities.

(xi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Selling Stockholder of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act, the Act Regulations, the 1940 Act, the 1940 Act Regulations, the rules of Nasdaq, state securities laws or the rules of FINRA.

(xii) Absence of Preemptive Rights. The Selling Stockholder does not have any preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Securities that are to be sold by the Company pursuant to this Agreement.

(xiii) Free Writing Prospectus. Neither the Selling Stockholder nor any person acting on its behalf (other than, if applicable, the Company and the Underwriters) has used or referred to or will use or refer to any Free Writing Prospectus in connection with the offering contemplated by this Agreement and, without limitation to the foregoing, the Selling Stockholder has not made and will not make any offer relating to the Securities that constituted or would constitute an Issuer Free Writing Prospectus or Free Writing Prospectus, whether or not required to be filed with the Commission.

(xiv) Brokers. There is no broker, finder or other party that is entitled to receive from the Selling Stockholder any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(xv) FINRA Matters. All of the information provided to the Representatives or to counsel for the Underwriters by or on behalf of the Selling Stockholder in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(xvi) No Unlawful Payments. Neither the Selling Stockholder nor any of its subsidiaries (if any), nor, any director, officer or employee of the Selling Stockholder or, to the knowledge of the Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of the Selling Stockholder has not (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or any person in violation of any applicable anti-corruption laws; (iii) violated or is in violation of any provision of the FCPA, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Selling Stockholder has conducted its business in compliance with applicable anti-corruption laws and has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representations and warranties contained herein; and the Selling Stockholder will not use, directly or indirectly, the proceeds of the offering in furtherance of any offer payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xvii) No Conflicts with Sanctions Laws. Neither the Selling Stockholder nor any of its subsidiaries (if any), nor any of its directors, officers, or employees, or, to the knowledge of the Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of the Selling Stockholder, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the UNSC, the European Union, HMT or other Sanctions, nor is the Selling Stockholder or any of its directors, officers, or employees, or, to the knowledge of the Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of the Selling Stockholder, an individual or entity that is, or is owned or controlled by one or more individuals or entities that are located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, each Sanctioned Country. For the past five years, the Selling Stockholder has not engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xviii) Compliance with Anti-Money Laundering Laws. The operations of the Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including the Anti-Money Laundering Laws and no action, suit or proceeding by or before any Governmental Entity involving the Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder or any of its subsidiaries, threatened.

(xix)            Accuracy of Other Representations. The Selling Stockholder has no reason to believe that the representations and warranties of the Company set forth in Section 1(a) of this Agreement are not true and correct and has no knowledge of any fact, condition or information not disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus which has had or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d) Officer’s Certificates. Any certificate signed by any officer of the Company or the Adviser delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Adviser, as applicable, to each Underwriter as to the matters covered thereby; and any certificate signed on behalf of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholder, at the price per share of $11.0400, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 562,500 shares of Common Stock, as may be necessary to cover overallotments made in connection with the offering of the Initial Securities, at the price per share set forth in subsection (a) of this Section 2, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Selling Stockholder setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, and may be the same date as the Closing Time, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (unless such time and date are postponed in accordance with Section 11 hereof). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for the Initial Securities (less the underwriting discount) by the Underwriters to the Selling Stockholder (in the price per share amount set forth in subsection (a) of this Section 2), and delivery of the Initial Securities, shall be made at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 or at such other place as shall be agreed upon by the Representatives and the Selling Stockholder, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Selling Stockholder (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for the Option Securities (less the underwriting discount) by the Underwriters to the Selling Stockholder (in the price per share amount set forth in subsection (a) of this Section 2), and delivery of the Option Securities, shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Selling Stockholder, on each Date of Delivery as specified in the notice from the Representatives to the Selling Stockholder.

Payment of the purchase price (less the underwriting discount) shall be made to the Selling Stockholder by wire transfer of immediately available funds to a bank account designated by the Selling Stockholder against delivery to the Representatives through the facilities of the Depository Trust Company for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Rule 482 Material, Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Preliminary Prospectus, the Rule 482 Material or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Act or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) within the time period required by Rule 424(b), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will use its commercially reasonable efforts to comply with the Act and the Act Regulations so as to permit the completion of the sale of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Rule 482 Material, General Disclosure Package or the Prospectus in order that the Rule 482 Material, General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Rule 482 Material, General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act or the Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Rule 482 Material, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, at the expense of the Selling Stockholder. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Commission Filings. The Company has furnished or, upon written request of the Representatives, will deliver to the Representatives and counsel for the Underwriters, at the expense of the Selling Stockholder, conformed copies of (i) the Notification of Election and (ii) the Registration Statement, each as originally filed, and of each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Notification of Election and the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Notification of Election and Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, at the expense of the Selling Stockholder, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to each Underwriter, at the expense of the Selling Stockholder, during the period when a prospectus relating to the Securities is required to be delivered under the Act, such number of copies of the Rule 482 Material, the Prospectus (as may be amended or supplemented) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Rule 482 Material, the Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as reasonably required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such request by filing such an earnings statement on EDGAR.

(h) Listing. The Company will use its commercially reasonable efforts to maintain the listing of the Common Stock (including the Securities) on the Nasdaq.

(i) Restriction on Sale of Securities. For a period of 60 days after the date of the Prospectus, the Company will not, and will not publicly disclose the intention to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Wells Fargo and Morgan Stanley, other than the Securities to be sold hereunder.

The restrictions described above do not apply to (i) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement) (“RSUs”), in each case outstanding on the date of this Agreement and described in the Prospectus; or (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Time and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is required to be delivered under the Act, has and will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

(k) Business Development Company Status. The Company, during the period of at least two years from the effective date of the Prospectus, will use its commercially reasonably efforts to maintain its status as a business development company; provided, however, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(l) Regulated Investment Company Status. The Company will use its commercially reasonable efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the 1940 Act.

(m) Annual Compliance Reviews. The Company will retain qualified accountants and qualified tax experts to (i) test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and (ii) otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code.

(n) Accounting Controls. The Company will use commercially reasonable efforts to establish and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(o) Disclosure Controls. The Company will use commercially reasonable efforts to establish and employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(p) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Securities within the meaning of the Act and (ii) the completion of the 60-day restricted period referred to in Section 3(i).

SECTION 4. Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter and the Company that:

(a) No Stabilization. The Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(b) Use of Proceeds. The Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or knowingly lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country; (iii) to fund or facilitate any money laundering or terrorist financing activities or (iv) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

SECTION 5. Payment of Expenses.

(a) Expenses of the Selling Stockholder

(i)	The Selling Stockholder will pay or cause to be paid all expenses incident to the performance of its and the Company’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Adviser’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company or the Selling Stockholder relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, reasonable and documented expenses associated with travel, the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, provided, however, that the Underwriters shall be responsible for 50% of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with (in an amount up to $25,000), the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(ii)	The Selling Stockholder will also pay or cause to be paid the following expenses incident to the performance of its obligations under this Agreement: (i) any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale or delivery of its Securities to the Underwriters, (ii) the fees and disbursements of its counsel, the Company’s counsel and the Company’s accountants, and (iii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriters.

(b) Termination of Agreement. If (i) this Agreement is terminated pursuant to Section 10, (ii) the Selling Stockholder for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Selling Stockholder agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including reasonably incurred and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and the Selling Stockholder contained herein or in certificates of any officer of the Company, the Adviser and the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company, the Adviser and the Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement. A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 424(b) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b) Opinions of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Eversheds Sutherland (US) LLP, counsel for the Company, in each case, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsels may state that insofar as such opinions involve factual matters, they have relied upon certificates of officers of the Company and certificates of public officials.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Ropes & Gray LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the sale of the Securities and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(d) Officers’ Certificates.

(i) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of (i) the chief executive officer or the president of the Company and (ii) the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement under the Act has been issued, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(ii) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, an Adviser Material Adverse Effect, and the Representatives shall have received a certificate of the chief executive officer or the president and the chief financial or chief accounting officer of the Adviser, dated the Closing Time, to the effect that (A) there has been no such Adviser Material Adverse Effect, (B) the representations and warranties of the Adviser in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) the Adviser has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from RSM US LLP (“RSM”) a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from RSM a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) No Objection. FINRA shall have not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(h) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(i) Opinion of Counsel for the Selling Stockholder. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Dechert LLP, counsel for the Selling Stockholder, (“Selling Stockholder’s Counsel”) in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-3 hereto and to such further effect as the Representatives or counsel to the Underwriters may reasonably request.

(j) Certificate of Selling Stockholder. At the Closing Time, the Representatives shall have received a certificate signed by an authorized officer of the Selling Stockholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder in this Agreement are true and correct at and as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time, (ii) the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time under or pursuant to this Agreement, and (iii) the information relating to the Selling Stockholder (including the information with respect to the Selling Stockholder’s Securities and any other shares of Common Stock or other securities of the Company which are owned or held by the Selling Stockholder) that is set forth in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus (or any amendments or supplements thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

(k) Tax Forms. Prior to the Closing Time, the Representatives shall have received a properly completed and executed United States Treasury Department Form W 9 or W 8 (or other applicable form) from the Selling Stockholder.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Adviser contained herein and the statements in any certificates furnished by the Company and the Adviser hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificates.

(A) A certificate, dated such Date of Delivery, of the chief executive officer or the president or a vice president of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(d)(i) hereof remains true and correct as of such Date of Delivery.

(B) A certificate, dated such Date of Delivery, of the chief executive officer or the president or a vice president and the chief financial or chief accounting officer of the Adviser confirming that the certificates delivered at the Closing Time pursuant to Section 6(d)(ii) hereof remain true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion and negative assurance letter of Eversheds Sutherland (US) LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 6(b) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinion and negative assurance letter of Ropes & Gray LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv) Bring-down Comfort Letter. A letter from RSM, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v) Opinion of Counsel for Selling Stockholder. The favorable opinion of Selling Stockholder’s Counsel, in form and substance satisfactory to the Representatives and dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(j) hereof.

(vi) Certificate of Selling Stockholder. A certificate, dated such Date of Delivery, signed by an authorized officer of the Selling Stockholder, to the effect set forth in Section 6(j) hereof, except that the references in such certificate to the Closing Time shall be changed to refer to such Date of Delivery.

(m) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(n) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Adviser in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Selling Stockholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9, 15, 16 and 17 survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters by the Company and the Adviser. The Company and the Adviser, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included (A) in the Rule 482 Material, the General Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto), or (B) in any road show as defined in Rule 433(h) under the Act (a “road show”), or the omission or alleged omission in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any road show or the General Disclosure Package of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented legal fees and disbursements of counsel (chosen in accordance with the procedures described in Section 7(d) below)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, the Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information and provided, further, that the Adviser’s indemnity agreement shall only apply to statements described in (i) above regarding the Adviser.

(b) Indemnification by Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Company, the Adviser, their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included (A) in the Preliminary Prospectus, Rule 482 Material, the General Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto), or (B) in any road show, or the omission or alleged omission in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any road show or the General Disclosure Package of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented legal fees and disbursements of counsel (chosen in accordance with the procedures described in Section 7(d) below)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity agreement contained in this subsection (b) only applies to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with information furnished (orally or in writing) by the Selling Stockholder to the Company expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus, the General Disclosure Package, or any Issuer Free Writing Prospectus (or in any amendment or supplement thereof), such information being limited to the Selling Stockholder Information; and that the indemnity agreement contained in this subsection (b) shall not require any the Selling Stockholder solely with respect to the indemnity provided under this subsection (b) to reimburse any Underwriter in excess of the net proceeds received by the Selling Stockholder from the Common Stock sold by the Selling Stockholder pursuant to this Agreement. The indemnity agreement set forth in this subsection (b) shall be in addition to any liabilities that the Selling Stockholder may otherwise have.

(c) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Adviser, their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholder, its directors, each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus, Rule 482 Material or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, the Company shall retain counsel reasonably satisfactory to the Representatives (who shall not, without the consent of the Representatives, be counsel to the Company or the Selling Stockholder) to represent the Representatives in such proceeding and shall pay the reasonably incurred and documented fees and expenses of such counsel related to such proceeding, as incurred. In the case of parties indemnified pursuant to Section 7(b) above, the Selling Stockholder shall retain counsel reasonably satisfactory to the Representatives (who shall not, without the consent of the Representatives, be counsel to the Selling Stockholder or the Company) to represent the Representatives in such proceeding and shall pay the reasonably incurred and documented fees and expenses of such counsel related to such proceeding, as incurred. In the case of parties indemnified pursuant to Section 7(c) above, the Representatives shall retain counsel reasonably satisfactory to the Company (who shall not, without the consent of the Company, be counsel to the Representatives) to represent the Company in such proceeding and shall pay the reasonably incurred and documented fees and expenses of such counsel related to such proceeding, as incurred. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of or based upon such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Stockholder, the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Selling Stockholder, the Company and the Adviser, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. For the avoidance of doubt, the Adviser’s and the Selling Stockholder’s contribution agreement shall only apply to instances in which the Adviser or the Selling Stockholder have an indemnity obligation as described above in Section 7(a) or Section 7(b), respectively.

The relative benefits received by the Selling Stockholder, the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder and the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate purchase price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Selling Stockholder, the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Selling Stockholder, the Company and the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Selling Stockholder, the Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything in this Agreement to the contrary, any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and any applicable guidance from the Commission or its staff thereunder.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Adviser, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of the officers of the Selling Stockholder, the Company, or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Selling Stockholder to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholder to sell the relevant Option Securities, as the case may be, either the (i) Representatives, (ii) the Selling Stockholder or (iii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to (i) Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Equity Syndicate Department, facsimile: (212) 214-5918; (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to Legal Department; (iii) BofA Securities, Inc., One Bryant Park, New York, NY 10036, Email: dg.ecm_executionservices@bofa.com; and (iv) UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: ECM Syndicate; notices to the Company and the Adviser shall be directed to them at 205 N. Michigan Ave., Suite 4200, Chicago, Illinois 60601, Attention: Thomas Raterman, with a copy to Eversheds Sutherland (US) LLP, 700 Sixth Street, NW, Suite 700, Washington, DC 20001, Attention: Stephani Hildebrandt; and notices to the Selling Stockholder shall be directed to them at 333 S. Grand Ave, 28th Floor, Los Angeles, California 90071, Attention: Gregory Share.

SECTION 13. No Advisory or Fiduciary Relationship. The Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the purchase price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Selling Stockholder or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Selling Stockholder or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Selling Stockholder and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Selling Stockholder have consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Selling Stockholder and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Selling Stockholder, the Company and the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Selling Stockholder, the Company and the Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 18. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(ii):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 19. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 20. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.Docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Selling Stockholder, the Company and the Adviser in accordance with its terms.

Very truly yours,

RUNWAY GROWTH FINANCE CORP.

By:	/s/ Thomas B. Raterman
Name: Thomas B. Raterman
Title: Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Runway Growth Capital LLC

By:	/s/ Thomas B. Raterman
Name: Thomas B. Raterman
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

OCM GROWTH HOLDINGS, LLC

By:	Oaktree Fund GP, LLC
Its:	Manager

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Greg Share
Name: Greg Share
Title: Authorized Signatory

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

CONFIRMED AND ACCEPTED,

as of the date first above written:

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Jaime Cohen
Name: Jaime Cohen
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Jyri Wilska
Name: Jyri Wilska
Title: Managing Director

By:	BOFA SECURITIES, INC.

By:	/s/ Ray Craig
Name: Ray Craig
Title: Managing Director

By:	UBS SECURITIES LLC

By:	/s/ Jay Anderson
Name: Jay Anderson
Title: Managing Director

By:	/s/ James Rainey
Name: James Rainey
Title: Associate Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities	Number of Option Securities to be Purchased if Maximum Option Exercised
Wells Fargo Securities, LLC	613,500	92,025
Morgan Stanley & Co. LLC	613,500	92,025
BofA Securities, Inc.	613,500	92,025
UBS Securities LLC	613,500	92,025
Keefe, Bruyette & Woods, Inc.	375,000	56,250
RBC Capital Markets, LLC	438,375	65,756
B. Riley Securities, Inc.	306,750	46,013
Oppenheimer & Co. Inc.	131,625	19,744
Compass Point Research & Trading, LLC	44,250	6,637
Total:	3,750,000	562,500

Schedule B

Pricing Information:

Security being sold in the Offering	Common Stock
Offering price per share	$11.50
Number of Shares being sold in the Offering	3,750,000
Gross proceeds from the Offering before deducting the underwriter’s discount and offering expenses	$43,125,000

Issuer Free Writing Prospectuses:

None.

Schedule C

1) R. David Spreng

2) Greg Greifeld

3) Gregory M. Share

4) Gary Kovacs

5) Julie Persily

6) John F. Engel

7) Thomas B. Raterman

8) Colleen Corwell

9) OCM Growth Holdings, LLC

Exhibit A-1

Form of company counsel Legal Opinion

May 14, 2024

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10179

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

As representatives of the several Underwriters

Ladies and Gentlemen:

We have acted as counsel to Runway Growth Finance Corp., a Maryland corporation (the “Company”) and Runway Growth Capital LLC (the “Adviser”), in connection with that certain underwriting agreement, dated as of May 9, 2024 (the “Underwriting Agreement”), by and among the Company and the Adviser on the one hand, and OCM Growth Holdings, LLC (the “Selling Stockholder”) and you, as representatives (the “Representatives”) of the several underwriters listed on Schedule A thereto (the “Underwriters”), on the other hand, which Underwriting Agreement relates to the sale today by the Selling Stockholder of 3,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Company’s Registration Statement on Form N-2 (File No. 333-274351) filed under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement was (i) initially filed with the Securities and Exchange Commission on September 6, 2023, and (ii) amended by the filing of a pre-effective amendment thereto on October 26, 2023 (the “Pre-Effective Amendment” and such registration statement at the time the Pre-Effective Amendment became effective on October 31, 2023, including the information, if any, deemed to be part of such registration statement at the time of its effectiveness pursuant to Rule 430B and Rule 424(b), the “Registration Statement”). This opinion letter is delivered to you pursuant to Section 6(b) of the Underwriting Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Underwriting Agreement.

In connection with rendering this opinion letter, we have examined the Registration Statement, the preliminary prospectus subject to completion, dated May 9, 2024 (the “Preliminary Prospectus”), which Preliminary Prospectus omitted certain pricing terms and related information pertaining to the offer and sale of the Shares, including the information set forth in Schedule B to the Underwriting Agreement (the “Pricing Information”, and together with the Preliminary Prospectus, the “Disclosure Package”) in accordance with Rule 430A under the Securities Act, and the final prospectus, dated May 9, 2024 (the “Prospectus”), which included the Pricing Information.

In addition, we have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Underwriting Agreement;

(ii)	The Articles of Amendment and Restatement and Articles of Amendment of the Company, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “Charter”);

(iii)	The Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iv)	Resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof, relating to, among other things, (i) the authorization and approval of the preparation and filing of the Registration Statement, Preliminary Prospectus and Prospectus; and (ii) the authorization of the execution and delivery of each of the Transaction Documents (as defined below), certified as of the date hereof by an officer of the Company;

(v)	A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland on May 9, 2024 (“Maryland Certificate of Good Standing”);

(vi)	The Certificate of Formation of the Adviser, certified as of the date of this opinion letter by an officer of the Adviser (the “Certificate of Formation”);

(vii)	The Second Amended and Restated Limited Liability Company Agreement of the Adviser, dated June 30, 2017 (the “LLC Agreement”), certified as of the date of this opinion letter by an officer of the Adviser;

(viii)	A Certificate of Good Standing with respect to the Adviser issued by the Secretary of State of Delaware on May 9, 2024 (“Delaware Certificate of Good Standing”);

(ix)	The Second Amended and Restated Investment Advisory Agreement (the “Investment Advisory Agreement”) between the Company and the Adviser, dated May 27, 2021; and

(x)	The Amended and Restated Administration Agreement (the “Administration Agreement” and together with the Investment Advisory Agreement, the “Transaction Documents”) between the Company and Runway Administrator Services LLC, dated June 28, 2021.

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification:

a.	the genuineness of all signatures on all documents submitted to us for examination;

b.	the legal capacity of all natural persons; and

c.	the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind. Accordingly, this opinion letter is subject to certain assumptions, qualifications and limitations that as a matter of customary practice are understood to be included in opinion letters without stating them in the opinion letter.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on certificates of officers of the Company and the Adviser and on the representations, warranties and covenants of the Company and the Adviser and you set forth in the Underwriting Agreement. We have also relied on certificates of public officials (which we have assumed remain accurate as of the date of this opinion). We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the federal laws of the United States of America and the laws of the State of New York, in each case, that in our experience are applicable to transactions of the nature contemplated by the Underwriting Agreement, and the Maryland General Corporation Law (the “MGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), in each case as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdictions or the laws of any other jurisdictions.

In addition, our opinions hereinafter expressed are expressly qualified as follows:

(i)	our opinions as to the validity, binding effect or enforceability of any agreements or other documents are subject to bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar federal and state laws affecting the rights and remedies of creditors generally and to general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity;

(ii)	we express no opinion with respect to the provisions of any agreement, including the Underwriting Agreement, insofar as it provides for indemnification for violations of federal or state securities laws or for contribution in respect of actions or liabilities arising out of such violations; and

(iii)	we express no opinion as to any matters arising under, or the effect of any of, the following: (a) the Foreign Corrupt Practices Act; the Trading with the Enemy Act; any foreign assets control regulations of the United States Treasury Department; the USA PATRIOT Act; Executive Order No. 13,224 (“Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism”) and similar laws and executive orders; (b) state securities or broker-dealer laws; and (c) except as expressly stated in opinion paragraphs 7, 8(c), 10, 11, 14 and 15, federal securities laws.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, we are of the opinion that:

1.	Based solely on the Maryland Certificate of Good Standing (which we have assumed remains accurate on the date of this opinion letter), the Company is a corporation validly existing under and by virtue of the MGCL and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

2.	The Company has the corporate power to own its property and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to execute and deliver, and perform its obligations under, the Underwriting Agreement.

3.	Based solely on the Delaware Certificate of Good Standing, the Adviser is a limited liability company validly existing in good standing under the DLLCA.

4.	The Adviser has the limited liability company power to own its property and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to execute and deliver, and perform its obligations under, the Underwriting Agreement.

5.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Adviser, and complies in all material respects with the applicable provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

6.	Assuming that the Company received the agreed consideration for the Shares at the time the Shares were issued, the Shares were validly issued and are fully paid and non-assessable.

7.	No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental body or agency is required under the MGCL, DLLCA, New York law or the federal laws of the United States for the sale of the Shares by the Selling Stockholder in accordance with the terms of the Underwriting Agreement or the execution or delivery by the Company and the Adviser of, or the performance by the Company and the Adviser of their obligations under, the Underwriting Agreement, except such as have been already obtained or as may be required under (a) the Securities Act, the Investment Company Act, or the respective rules or regulations promulgated thereunder, (b) the bylaws, rules and regulations of the Financial Industry Regulatory Authority, Inc., or (c) the bylaws, rules and regulations of the Nasdaq Global Select Market.

8.	The execution and delivery by the Company of the Underwriting Agreement do not and the performance by the Company of its obligations thereunder will not: (a) violate the Charter or the Bylaws, (b) breach or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of the Company pursuant to any agreement set forth on Annex A hereto, or (c) violate the federal laws of the United States, the laws of the State of New York law, or the MGCL; provided, however, that the foregoing opinion expressly excludes breaches or defaults under any such agreement (i) involving financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) relating to the application of a “material adverse event” or similar words or phrases, which are not objectively ascertainable on the face of the agreement in question, or (iii) involving any statement or writing that may constitute parol evidence bearing on interpretation or construction.

9.	The execution and delivery by the Adviser of the Underwriting Agreement do not and the performance by the Adviser of its obligations thereunder will not: (a) violate the Certificate of Formation or LLC Agreement of the Adviser; (b) breach or constitute a default by the Adviser under the Investment Advisory Agreement; or (c) violate the federal laws of the United States, the laws of the State of New York law, or the DLLCA.

10.	The Company is not a “registered management investment company”, as such term is used in the Investment Company Act. The provisions of the Charter comply in all material respects with the provisions of the Investment Company Act applicable to the Company and the compliance by the Company with the investment objective, policies and strategies described in the Registration Statement, the Disclosure Package and the Prospectus do not violate the provisions of the Investment Company Act applicable to the Company.

11.	The Investment Advisory Agreement has been approved by the Board of Directors and stockholders of the Company in accordance with the procedural requirements of Section 15 of the Investment Company Act.

12.	Each of the Transaction Documents has been duly authorized, executed, and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

13.	The Investment Advisory Agreement has been duly authorized, executed, and delivered by the Adviser, and constitutes a valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms.

14.	The Underwriting Agreement, Investment Advisory Agreement and the Administration Agreement comply in all material respects with the applicable provisions set forth in the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the Investment Company Act.

15.	The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as described in the Preliminary Prospectus or the Prospectus.

We also express no opinion as to any of the following:

a.	provisions that purport to (i) determine, or waive objections to, the forum, venue or jurisdiction of any particular court or other governmental authority or (ii) waive or consent to service of process requirements;

b.	waivers or advance consents that have the effect of waiving (i) legal or equitable defenses (including the obligations of good faith, fair dealing, diligence and reasonableness), (ii) rights to certain damages, (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to the marshalling of assets or similar requirements, (vi) rights to notice or the opportunity to cure failures to perform, (vii) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the applicable statute, regulation, or constitution explicitly permits their waiver, and (viii) other benefits to the extent they cannot be waived under applicable law;

c.	provisions imposing (i) increased interest rates (including interest on interest and compounding of interest) or late payment charges upon delinquency in payment or default; (ii) liquidated damages or (iii) premiums on prepayment, acceleration, redemption, cancellation, or termination or other payments in excess of actual damages, to the extent any such payments are deemed to be penalties or forfeitures; or

d.	provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own acts or omissions.

Our opinions regarding the enforceability of the Transaction Documents with respect to any choice of law provision is given in reliance on, and is limited in scope to, Section 5-1401 of the General Obligations Law of the State of New York, and we express no opinion with respect to any such provision insofar as it exceeds such scope. We express no opinion as to whether a court outside the State of New York would give effect to the choice of New York law provided in the Transaction Documents.

The opinions expressed in this opinion letter (a) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (b) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise you, as the Representatives of the several Underwriters, or any other person or entity of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

This opinion letter is furnished by us as counsel for the Company and the Adviser to you as Representatives of the several Underwriters solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement, and may not be used, circulated, quoted, published or otherwise referred to for any other purpose or relied upon by, or furnished to, any other person or for any other purpose without our express prior written consent; provided, that Ropes & Gray LLP, counsel to the Underwriters, may rely on the opinions set forth in this opinion letter insofar as they relate to matters governed by the MGCL in connection with an opinion of even date herewith rendered by Ropes & Gray LLP to the Underwriters relating to the sale of the Shares.

Respectfully submitted,

EVERSHEDS SUTHERLAND (US) LLP

By:
Stephani M. Hildebrandt, a partner

Annex A

Second Amended and Restated Investment Advisory Agreement between Runway Growth Credit Fund Inc. and Runway Growth Capital LLC, dated May 27, 2021

Amended and Restated Administration Agreement between Runway Growth Credit Fund Inc. and Runway Administrator Services LLC, dated June 28, 2021

Trademark License Agreement by and between Runway Growth Capital LLC and Runway Growth Finance Corp., dated September 23, 2021

Stockholder Agreement between Runway Growth Credit Fund Inc. and OCM Growth Holdings, LLC, dated December 15, 2016

Amended and Restated Credit Agreement, dated as of April 20, 2022, among Runway Growth Finance Corp., as borrower; the financial institutions party thereto as lenders; KeyBank National Association, as administrative agent and lender; CIBC Bank USA, as documentation agent and lender; MUFG Union Bank, N.A. as co-documentation agent and lender; and U.S. Bank National Association, as paying agent.

Second Amendment to the Amended and Restated Credit Agreement, dated as of January 4, 2023, among Runway Growth Finance Corp., as borrower; the financial institutions parties thereto as lenders; and KeyBank National Association, as administrative agent and lender; CIBC Bank USA, as documentation agent; MUFG Union Bank, Ltd (as successor-in-interest to MUFG Union Bank, N.A.), as documentation agent; and U.S. Bank Trust Company, National Association, as paying agent.

Third Amendment to the Amended and Restated Credit Agreement, dated as of March 24, 2023, among Runway Growth Finance Corp., as borrower, the financial institutions party thereto as lenders, KeyBank National Association, as administrative and lender, CIBC Bank USA, as documentation, MUFG Bank, Ltd. (as successor in interest to MUFG Bank, N.A.), as co-documentation agent, and U.S. Bank Trust Company, National Association, as paying agent.

Fourth Amendment to the Amended and Restated Credit Agreement, dated as of December 4, 2023, among Runway Growth Finance Corp., as borrower; the financial institutions parties thereto as lenders; KeyBank National Association, as administrative agent and lender; CIBC Bank USA, as documentation agent; MUFG Union Bank, Ltd. (as successor-in-interest to MUFG Union Bank, N.A.), as documentation agent; and U.S. Bank Trust Company, National Association, as paying agent.

Exhibit A-2

Form of company counsel Negative Assurance Letter

May 14, 2024

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10179

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

As representatives of the several Underwriters

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,750,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Runway Growth Finance Corp., a Maryland corporation (the “Company”), pursuant to the Company’s Registration Statement on Form N-2 (File No. 333-274351), which Registration Statement was (i) initially filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2023 and (ii) amended by a pre-effective amendment on October 26, 2023 (the “Pre-Effective Amendment” and such Registration Statement, at the time the Pre-Effective Amendment thereto became effective on October 31, 2023, including the information, if any, deemed to be part of such registration statement at the time of its effectiveness pursuant to Rule 430B and Rule 424(b), the “Registration Statement”). The Company has entered into an Underwriting Agreement, dated as of May 9, 2024 (the “Underwriting Agreement”), by and among the Company, Runway Growth Capital LLC (the “Adviser”), OCM Growth Holdings, LLC (the “Selling Stockholder”) and you, as representatives (the “Representatives”) of the several Underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), which Underwriting Agreement relates to the offer and sale of the Shares by the Selling Stockholder in connection with the Registration Statement.

When the Registration Statement became effective, the form of prospectus included therein (the “Preliminary Prospectus”) omitted the information set forth on Schedule B to the Underwriting Agreement relating to the pricing of the Shares (the “Pricing Information”). Such Pricing Information is contained in the prospectus, dated May 9, 2024 (the “Prospectus”), and, as provided in Rule 430A under the Securities Act, is deemed to be part of the Registration Statement as of the time it is first used after effectiveness of the Registration Statement. The Preliminary Prospectus taken together with the Pricing Information is referred to herein as the “General Disclosure Package.”

As counsel to the Company and the Adviser, we reviewed the Registration Statement, the General Disclosure Package and the Prospectus and participated in discussions with you and your representatives, representatives of the Selling Stockholder and those of the Company, the Adviser and the Company’s independent registered public accounting firm at which the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the contents of the Registration Statement, the General Disclosure Package and the Prospectus were discussed.

On the basis of the information that we gained in the course of the performance of the services in connection with the Registration Statement, the General Disclosure Package and the Prospectus, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the Securities Act, we advised you and now confirm that the Registration Statement, as of the effective date of the Registration Statement, the General Disclosure Package, as of 6:45 p.m. (Eastern Time) on May 9, 2024 (the “Applicable Time”) and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Further, nothing came to our attention in the course of our review of the Registration Statement, the General Disclosure Package and the Prospectus that has caused us to believe that (i) the Registration Statement, at the time the Registration Statement became effective on October 31, 2023, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the General Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Between the date of the effectiveness of the Registration Statement and the time of delivery of this letter, we participated in further discussions with you and your representatives and representatives of the Selling Stockholder and those of the Company, the Adviser and the Company’s independent registered public accounting firm concerning certain portions of the Prospectus and reviewed certificates of certain officers of the Company and the Adviser. We also confirm to you that nothing that came to our attention in the course of the procedures described in the immediately preceding sentence of this paragraph has caused us to believe that the Prospectus, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, except as stated in (ix), (x) and (xi) below. Also, we do not express any belief as to the financial statements and schedules, related notes or any other financial information or financial or statistical data derived from the financial information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

In addition to the foregoing, we confirm that:

(i)	to our knowledge, the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, to our knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefor initiated or overtly threatened by the Commission;

(ii)	the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and, to our knowledge, is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting as investment adviser to the Company, as contemplated by the Prospectus, and to our knowledge, no proceedings have been initiated or are pending or are overtly threatened by the Commission to suspend or revoke the registration of the Adviser under the Advisers Act;

(iii)	to our knowledge, there are no contracts or agreements that are required to be filed as exhibits to the Registration Statement which are not so filed;

(iv)	the Registration Statement has been declared effective by the Commission under the Securities Act and, to our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and (b) no proceedings for any such purpose have been instituted or are pending or are overtly threatened by the Commission;

(v)	to our knowledge, there is no pending or overtly threatened legal or governmental proceeding to which the Company is subject or to which the properties of the Company are subject that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described;

(vi)	to our knowledge, the Company is eligible to use Form N-2, and the conditions to use such form by the Company have been satisfied;

(vii)	to our knowledge, there is no pending or overtly threatened legal or governmental proceeding to which the Adviser is subject or to which the properties of the Adviser are subject that are required under the Securities Act to be disclosed in the Registration Statement or the Prospectus and is not so disclosed;

(viii)	the Prospectus was filed with the Commission within the time period required pursuant to Rule 424 under the Securities Act;

(ix)	the number of authorized, issued and outstanding shares of Common Stock of the Company is as set forth in each of the Registration Statement, General Disclosure Package, and the Prospectus under the caption “Description of Our Capital Stock” as of the date stated therein;

(x)	the statements contained in the General Disclosure Package and the Prospectus under the captions “Material United States Federal Income Tax Consequences” and “Certain U.S. Federal Income Tax Considerations” insofar as such statements purport to summarize certain provisions of the United States federal income tax law and regulations are accurate summarizes of such provisions in all materials respects and fairly present such law and regulations; and

(xi)	the statements in the Registration Statement, General Disclosure Package and the Prospectus under the captions “Regulation” and “Description of Our Capital Stock,” insofar as they purport to summarize legal matters discussed therein, are accurate summaries of such provisions and fairly present such legal matters.

With your consent, in providing the factual confirmations set forth in clauses (i) through (xi) of the immediately preceding paragraph, we have relied upon certificates and representations of officers of the Company and, in the case of clause (i), (ii) and (iv), an oral confirmation relating thereto from an employee of the Commission and/or information that is publicly available on a website maintained by the Commission, in each case, without independent investigation or verification. In basing the confirmations set forth in the immediately preceding paragraph on our knowledge, the words “our knowledge” signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as counsel, no information has come to our attention that would give the lawyers within our firm who have given substantive attention to the representation of the Company actual knowledge that any such confirmation is not accurate or that any of the certificates or representations on which we have relied are not accurate or complete; we have undertaken no independent investigation or verification of such matters.

The confirmations expressed in this letter (a) are strictly limited to the matters expressly set forth herein, and without limiting the foregoing, no statement may be inferred beyond those expressly stated and (b) are only as of the date of this letter, and we are under no obligation, and do not undertake, to advise you, as the Representatives of the several Underwriters, or any other person or entity, either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this letter, even though such change or such fact may affect a conclusion to this letter.

This letter is furnished by us as counsel for the Company to you as the Representative of the several Underwriters solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement, and may not be used, circulated, quoted, published or otherwise referred to for any other purpose or relied upon by, or furnished to, any other person without our express prior written consent.

This letter was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding any penalties that may be imposed by any taxing authority. The addressees hereof should seek tax advice based on their own particular circumstances from an independent tax advisor.

Respectfully submitted,

EVERSHEDS SUTHERLAND (US) LLP

By:
Stephani M. Hildebrandt, a partner

Exhibit A-3

Form of SELLING STOCKHOLDER counsel LEGAL OPINION

May 14, 2024

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

as Representatives of the several Underwriters named in

Schedule A to the Underwriting Agreement referred to

below

Re:	Runway Growth Finance Corp. – Sale of 3,750,000 shares of common stock, $0.01 par value, of Runway Growth Finance Corp. (the “Shares”) by OCM Growth Holdings, LLC

Ladies and Gentlemen:

We have acted as counsel to OCM Growth Holdings, LLC (the “Selling Stockholder”), in connection with the negotiation and execution of the Underwriting Agreement, dated as of May 9, 2024 (the “Underwriting Agreement”), by and among Runway Growth Finance Corp. (the “Company”), the Selling Stockholder, and Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and UBS Securities LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”), relating to the sale by the Selling Stockholder, and the purchase by the Underwriters, of the number of Shares described in the Underwriting Agreement. This letter is delivered to the Underwriters pursuant to Section 6(i) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used but not defined in this letter have the meanings ascribed to them in the Underwriting Agreement.

In rendering the opinions expressed below, we have examined and relied on originals (or copies of executed originals), certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates of officers and other representatives of the Selling Stockholder and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinions set forth below, including the following documents:

(i)	a copy of the Limited Liability Company Agreement (as amended and restated) of OCM Growth Holdings, LLC;

(ii)	a copy of the Certificate of Formation of OCM Growth Holdings, LLC;

(iii)	a copy of the resolutions of the governing party of the Selling Stockholder, dated November 16, 2023, relating to the sale of the Shares pursuant to the Underwriting Agreement;

(iv)	a certificate from the Secretary of State of the State of Delaware as to the existence and good standing of the Selling Stockholder, as of a recent date; and

(v)	the Underwriting Agreement (the “Underwriting Agreement”).

As to the facts upon which our opinions are based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of, and accountants for, the Selling Stockholder and upon the representations and warranties made by the parties in the Underwriting Agreement and the due performance by such parties of their respective obligations set forth in the Underwriting Agreement.

In our examination and in rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity and competence of all individuals, the authenticity of all documents submitted to us as copies. We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver however arising) to, the Underwriting Agreement or any other instrument or document used by us to form the basis of the opinions expressed herein. In addition, we have assumed that (i) all natural persons who are signatories to the Underwriting Agreement have the legal capacity to enter into and perform their respective obligations under the Underwriting Agreement, (ii) each of the parties thereto (other than the Selling Stockholder) is duly organized, validly existing and in good standing under the laws of their jurisdictions of organization, (iii) each of the parties thereto (other than the Selling Stockholder) has the legal power and authority to enter into and perform all of their obligations under the Underwriting Agreement, (iv) the Underwriting Agreement has been duly authorized, executed and delivered by each of the parties thereto (other than the Selling Stockholder), (v) the Underwriting Agreement is the legal, valid, and binding obligation of each party thereto, enforceable against such persons in accordance with its terms, (vi) each of the parties to the Underwriting Agreement has received all agreed upon consideration for the Underwriting Agreement to which it purports to be a party, and (vii) other than with respect to the Selling Stockholder, the execution and delivery of the Underwriting Agreement by each of the parties thereto, and the performance by each such party of its obligations thereunder, do not result in any violation of the provisions of such party’s certificate or articles of incorporation or organization, charter, by-laws, certificate of formation, limited liability company agreement or other organizational documents, as applicable. We further assume after due inquiry that (a) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Underwriting Agreement and (b) there are and have been no amendments, waivers, consents, modifications or other agreements or understandings among parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in any case, vary, supplement, or qualify the terms of the Underwriting Agreement.

Based upon and subject to the foregoing and such examination of law as we have deemed necessary, and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

1.	OCM Growth Holdings, LLC is a limited liability company validly existing and in good standing under the law of the State of Delaware with limited liability company power and authority under such law to enter into and perform its obligations under the Underwriting Agreement.

2.	The Underwriting Agreement has been duly authorized by the Selling Stockholder.

3.	To the extent governed by the laws of the State of New York, the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder.

4.	The execution and delivery by the Selling Stockholder of the Underwriting Agreement, and the performance by the Selling Stockholder of its obligations thereunder (other than its obligations under any indemnification and contribution provisions, as to which we express no opinion) did not result in (i) a violation or breach of the LLC Agreement or (ii) to our knowledge, a violation or breach of any statute, rule or regulation or order known to us to be applicable to the Selling Stockholder of a U.S. federal or New York governmental agency or body or any U.S. federal or New York court having jurisdiction over the Selling Stockholder, except in the case of clause (ii), such as would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to perform its obligations under the Underwriting Agreement.

5.	To our knowledge, no consent, approval, authorization or order of, or filing with any U.S. federal or New York governmental agency or body or any U.S. federal or New York court, or under the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, or the Delaware Limited Liability Company Act is required to be obtained or made by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the Underwriting Agreement other than such as may be required by the rules of the Financial Industry Regulatory Authority, Inc. and the Nasdaq Stock Market LLC, as to which we express no opinion.

6.	Upon payment for the Shares to be sold by the Selling Stockholder pursuant to the Underwriting Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust & Clearing Corporation (“DTC”), registration of such Shares in the name of Cede or such other nominee as may be designated by DTC and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “NY UCC”)) to such Shares), (a) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the NY UCC, (b) under Section 8-501 of the NY UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (c) no action based on any “adverse claim” (within the meaning of Section 8-102 of the NY UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement.

The opinions set forth above are subject to the following further assumptions, qualifications, and limitations:

(a)            We express no opinion as to any state securities or “blue sky” laws, rules or regulations, or as to any federal or state laws, rules or regulations relating to (1) antitrust or unfair competition; (2) environmental matters; (3) tax matters; (4) the Employee Retirement Income Security Act of 1974, as amended, and similar state laws, (5) counties, cities, townships, municipalities, other special local non-state governmental authorities or political subdivisions; (6) anti-terrorism or (7) insurance, banking or financial institutions; and

(b)            Our opinion in paragraph 1 with respect to valid existence and good standing of the Selling Stockholder is based solely upon a certificate of good standing issued by the Delaware Secretary of State for the Selling Stockholder, dated as of May [●], 2024.

(c)            We have assumed, for purposes of our opinion set forth in paragraph 6 above, that when payment, delivery and crediting of the Shares occurs (i) the Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws, regulations and applicable law, (ii) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the NY UCC and (iii) appropriate entries to the Underwriters’ accounts on the records of DTC will have been made pursuant to the NY UCC. In addition, with respect to the opinion set forth in paragraph 6 above, we have assumed (x) that the security certificates (as defined in Section 8-102 of the NY UCC) representing the Shares are physically located in the State of New York and (y) that the principal place of business of the securities intermediary (as defined in Section 8-102 of the NY UCC) is within the State of New York. The opinion set forth in paragraph 6 above is limited to Article 8 of the NY UCC. Our opinion with respect to Article 8 of the NY UCC is based solely upon a review of the statutory provisions of such Article as displayed on Lexis Advance on May [●], 2024, without regard to judicial or other interpretation thereof or any rules or regulations promulgated thereunder or any other review of the laws of the State of New York.

The opinions herein are limited to the federal laws of the United States of America, the laws of the State of New York, the Delaware Limited Liability Company Act, and Article 8 of the NY UCC. We are not members of the bar of the State of Delaware; nor do we purport to be experts in the laws of the State of Delaware. We did, however, at your request, review a standard compilation of the Delaware Limited Liability Company Act (but not any judicial decisions, rules, or regulations), and our opinions given under such law are based solely on such review. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in this paragraph, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. Our opinions set forth in this letter are based on our consideration of only those statutes, rules, regulations and judicial decisions which, in our experience, are normally applicable to, or normally relevant in connection with, transactions of the type contemplated in the Underwriting Agreement. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we expressly disclaim any obligation to advise you of any changes therein.

In giving our opinions set forth in clauses (a) through (c) of our opinion set forth in paragraph 6 above, we express no opinion with respect to any action, consent, approval, filing or registration such as may be required as a result of the regulatory status of, or other facts or circumstances specifically relating to, any party to the Underwriting Agreement other than the Selling Stockholder.

We have assumed that all information required to be disclosed in connection with any consent or approval by the appropriate governing party of the Selling Stockholder and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed, and no such disclosure contains any relevant error or omission.

Our opinions set forth herein are based on our consideration of only those statutes, rules, regulations and judicial decisions that, in our experience, are normally applicable to, or normally relevant in connection with, the transactions of the type contemplated by the Underwriting Agreement when undertaken by general business companies that are not engaged in regulated business activities, but without having made any special investigation as to the applicability of any specific law, rule or regulation. Further, we do not express any opinion as to any statute, rule, regulation or judicial decision that may be applicable to the Selling Stockholder or to the transactions contemplated by the Underwriting Agreement solely because such statute, rule, regulation or judicial decision is part of a regulatory regime applicable to any other party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or affiliate.

The opinions expressed herein are based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention. Whenever our opinions with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness or correlative terms, we are referring to the current actual knowledge of the individual Dechert LLP attorneys who have participated directly and substantially in the specific transactions to which this opinion relates. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or matters and no inference as to our knowledge should be drawn from the fact that such representation has been undertaken by us.

The opinion letter is being furnished only to you and is solely for your benefit (and not that of any other person) in connection with the closing occurring today pursuant to the Underwriting Agreement. Without our prior written consent, this opinion letter may not be used, circulated, quoted, relied upon by, or assigned to, any other person (including any person that acquires the Shares from the Underwriters) for any purpose or otherwise referred to (with or without specific reference to our firm) for any other purpose).

Very truly yours,

Dechert LLP

Exhibit B

form of lock-up agreement

Runway Growth Finance Corp.

Public Offering of Common Stock

Dated as of May 9, 2024

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10179

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Runway Growth Finance Corp., a Maryland corporation (the “Company”), OCM Growth Holdings, LLC, Wells Fargo Securities, LLC (“Wells Fargo”), Morgan Stanley & Co. LLC (“Morgan Stanley”), BofA Securities, Inc. and UBS Securities LLC, as representatives of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company.

In order to induce you and the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in his, her, or its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 60th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo and Morgan Stanley, directly or indirectly:

(i) offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Common Stock or preferred stock or other capital stock (including, without limitation, Common Stock, preferred stock or such other capital stock that may deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission or that may be issued upon exercise of a stock option or warrant) (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock, preferred stock or other capital stock, whether any transaction described in clause (i) or clause (ii) above is to be settled by delivery of Common Stock, preferred stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

[Notwithstanding the foregoing, (i) at any time beginning 30 days after the date of the Prospectus (the “Early Expiration Date”) 400,000 of the undersigned’s shares of Common Stock subject to the transfer restrictions in this Letter Agreement will be automatically released from the transfer restrictions set forth in this Letter Agreement. For the avoidance of doubt, the remainder of the undersigned’s Shares subject to the transfer restrictions in this Letter Agreement shall be released from such transfer restrictions 60 days after the date of the Underwriting in accordance with the preceding paragraph.]1

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo and Morgan Stanley, transfer any Common Stock, preferred stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock, preferred stock or other capital stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution, and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value,

(3) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) and (2) above,

(4) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned,

(5) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

1 To include for Selling Stockholder’s lock-up agreement.

(6) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(7) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 90% of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Restricted Securities shall remain subject to the provisions of this agreement;

(8) to the Underwriters pursuant to the Underwriting Agreement;

(9) to the Company pursuant to the redemption of fractional shares by the Company;

provided, however, that in the case of any transfer described in clause (1), (2), (3), (4) or (5) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Wells Fargo, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, and in the case of a transfer pursuant to clause (4), (5) or (6) above, if the undersigned is required to file a report under Section 16(a) of the 1934 Act, reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include in the footnotes thereto the nature and conditions of such transfer; (C) in the case of a transfer pursuant to clause (2) or (3) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock shall be required to be made during the Lock-Up Period and (D) in the case of a transfer pursuant to clause (1), (2), (3), (4), (5), or (6) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, and (ii) the Company may, with respect to any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement (except in each case insofar as any such rights pertain to the sale of shares of Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement) provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. The electronic signature of the undersigned (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this agreement shall have the same validity and effect as a signature affixed by the hand of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the offering contemplated by this agreement, the Underwriters are not making a recommendation to you to participate in the offering contemplated by this agreement or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to May 31, 2024, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

Exhibit C-1

RULE 482 MATERIAL

None.